Exhibit 99.1

Apeiron and Other Key Shareholders of atai Life Sciences Reinforce Support by Entering into Extended, Voluntary Share Lock-up Agreements

•	Apeiron and other key shareholders enter into voluntary lock-up agreements

•	This voluntary lock-up extends trading restrictions by 24 months for Apeiron and 12 months for other investors

•	Demonstrates strong ongoing confidence in atai’s diversified platform and multiple innovative programs designed to address unmet patient need in mental health

NEW YORK, Dec. 15, 2021 (GLOBE NEWSWIRE) — atai Life Sciences N.V. (Nasdaq: ATAI) (“atai”), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, today announced that Apeiron Investment Group, the family office of its founder and Chairman, Christian Angermayer, has decided to voluntarily extend the lock-up for all of its pre-IPO common shares for another 24 months, subject to limited exceptions. These shares represent approximately 17.4% of atai’s outstanding common shares.

In addition, other of atai’s largest pre-IPO investors have similarly signed voluntary agreements, extending their respective lock-up restrictions for an additional 12 months, subject to limited exceptions.

In the aggregate, these renewed lock-up agreements represent over 30% of atai’s outstanding common shares and illustrate the confidence of atai’s key shareholders in atai’s platform and its potential to address the growing mental health crisis.

“I truly believe that atai Life Sciences is one of these rare companies where the stars are aligned: the mission, the strategy, the execution, and the macro-environment. I couldn’t be more excited about atai’s future and its potential to play a vital role in solving one of humanity’s biggest challenges – the - unfortunately - continuously escalating mental health crisis,” comments Christian Angermayer. “As a personal matter, it is imperative to me to be on this journey for the long run, to leave this world a better place, and to play a meaningful role in bringing healing and relief to the millions and millions of people currently suffering. I refuse to disappoint them.”

“For us, the IPO was just the beginning; another financing round on a long term, entrepreneurial journey, all with the goal of bringing new and better treatment options to people suffering from mental health disorders. We are extremely grateful to have Christian as a founder, chairman and investor. We are equally grateful to our other key shareholders who have shown their support and long-term commitment to atai through this unparalleled action,” says Florian Brand, co-founder and CEO.

About atai Life Sciences

atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. atai was founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to acquiring, incubating and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders.

atai’s business model combines funding, technology, scientific and regulatory expertise with a focus on psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies, seeking to effectively treat and ultimately heal mental health disorders.

atai’s vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life. atai has offices in New York, London, and Berlin. For more information, please visit www.atai.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: continued investor confidence in atai’s platform and its potential to serve the growing mental health crisis; the success, cost and timing of development of our product candidates; and our business strategy and plans. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including without limitation the important factors described in the section titled “Risk Factors” in our final prospectus, dated June 17, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act, and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements. Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

Contact Information

For atai:

Media Contact:

Camilla Dormer

VP, Communications, atai Life Sciences

Email: camilla@atai.life

Investor Contact:

Chad Messer

VP, Investor Relations, atai Life Sciences

Email: chad@atai.life